SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

   C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1883630
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

8100 Mitchell Road
Eden Prairie, Minnesota 55344-2248
(Address, including zip code, of principal executive offices)

C.H. ROBINSON WORLDWIDE, INC.
1997 OMNIBUS STOCK PLAN
(Full title of the plan)

D.R. Verdoorn
C.H. Robinson Worldwide, Inc.
8100 Mitchell Road
Eden Prairie, Minnesota 55344-2248
(Name and address of agent for service)

(952) 937-8500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of		Maximum	Aggregate
Securities	Amount to be	Offering Price	Offering	Amount of
to be Registered (1)	Registered(1)	Per Share (2)	Price (2)	Registration Fee

Common Stock,
$.10 par value	5,000,000 shares	$29.96	$149,800,000	$37,450

(1)	Includes corresponding rights to acquire shares of C.H. Robinson Worldwide, Inc. preferred stock pursuant to the Rights Agreement between C.H. Robinson Worldwide, Inc. and Wells Fargo Bank Minnesota, N.A. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 1997 Omnibus Stock Plan pursuant to its antidilution provisions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on August 13, 2001.

     Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of common stock, $.10 par value per share, of the Registrant under the C.H. Robinson Worldwide, Inc. 1997 Omnibus Stock Plan, a stock-based employee benefit plan for which the Registrant registered 4,000,000 shares of common stock under Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 10, 1997 (File No. 333-41899), the contents of which (including any post-effective amendments thereto) are hereby incorporated by reference herein. The shares listed above reflect all stock splits of the Registrant effective through the date of this filing.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

	4.1	Form of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-33731).

	4.2	Rights Agreement between the Registrant and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, National Association) (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-33731).

	5.1	Opinion and Consent of Dorsey & Whitney LLP.

	23.1	Consent of Arthur Andersen LLP.

	23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

	24.1	Power of Attorney (included on signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 16th day of August, 2001.

C.H. ROBINSON WORLDWIDE, INC.
By /s/ D.R. Verdoorn

D.R. Verdoorn
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D.R. Verdoorn, Chad M. Lindbloom and Owen P. Gleason, or either of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S–8 (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of August, 2001.

Signature	Title

/s/ D.R. Verdoorn	Chairman of the Board and Chief Executive
Officer (Principal Executive Officer)
D.R. Verdoorn

/s/ Chad M. Lindbloom	Vice President and Chief Financial Officer
(Principal Financial Officer)
Chad M. Lindbloom

/s/ Thomas K. Mahlke	Corporate Controller (Principal Accounting
Officer)
Thomas K. Mahlke

/s/ Barry W. Butzow	Senior Vice President and Director

Barry W. Butzow

/s/ Gregory D. Goven	Senior Vice President and Director

Gregory D. Goven

/s/ Robert Ezrilov	Director

Robert Ezrilov
/s/ Gerald A. Schwalbach	Director

Gerald A. Schwalbach

/s/ Dale S. Hanson	Director

Dale S. Hanson

/s/ Looe Baker III	Director

Looe Baker III

/s/ Wayne M. Fortun	Director

Wayne M. Fortun

EXHIBIT INDEX

Exhibit

5.1	Opinion and Consent of Dorsey & Whitney LLP

23.1	Consent of Arthur Andersen LLP